EX-99.23.i(ii)

                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER


                                 August 8, 2000


The BSG Funds
1105 Schrock Road, Suite 437
Columbus, Ohio 43229

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 7 to your Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                      Very truly yours,

                                      /s/ Brown, Cummins & Brown Co., L.P.A.

                                      BROWN, CUMMINS & BROWN CO., L.P.A.